Exhibit B-1(h)

ENTERGY LOUISIANA, INC.
639 Loyola Avenue
New Orleans, LA 70118

January 13, 2005

River Fuel Company #2, Inc.
c/o The Bank of New York
101 Barclay Street, 8th Floor West
New York, New York 10286

Gentlemen:

                    Pursuant to Section 33(b) of the Fuel Lease, dated as of January 31, 1989, between you and the undersigned, we hereby consent to the execution and delivery by you of each of the Note Agreements, dated as of January 13, 2005, between you and The Travelers Insurance Company and Citicorp Insurance and Investment Trust, respectively, relating to the issue and sale of $30,000,000 aggregate principal amount of your 4.42% Series D Intermediate Term Secured Notes, due January 13, 2010 (the "Series D Notes"), and to the issuance and sale of the Series D Notes.

                                                                        ENTERGY LOUISIANA, INC.

                                                                        By:   /s/ Steven C. McNeal___________
                                                                        Name:  Steven C. McNeal
                                                                        Title:     Vice President and Treasurer